UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2007

ImageWare Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10883 Thornmint Road, San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 673-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On December 6, 2007, ImageWare Systems, Inc. entered into a worldwide license agreement with Motorola, Inc. The agreement has a term of three years and allows Motorola to use and distribute ImageWare’s biometric and law enforcement products as incorporated into the Motorola Product or as a stand alone solution directly to its global end users.

ImageWare will receive royalty fees based on Motorola’s shipment volumes of products that are equipped with or include ImageWare’s biometric and law enforcement technologies. The agreement will automatically renew for successive one-year terms unless either party notifies the other party in writing within 60 days of the then-expiration date. Other terms and conditions of the agreement are confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.,
a Delaware corporation

Date: December 10 , 2007	By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer